UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2012

SICHUAN LEADERS PETROCHEMICAL COMPANY
(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

333-183104	20-4138848
(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd, Suite 200, Sarasota, Florida  34240

(Address of principal executive offices and zip code)

(727) 535-1917

(Registrant’s telephone number including area code)

QUALITY WALLBEDS, INC.

2820 16th Street, N., St. Petersburg, FL 33704

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this amendment to our Report on Form 8-K for the events of December 15, 2012, filed with the Securities Exchange Commission on December 20, 2012 (the “Form 8-K”), is to include the new Company logo and to correct the age of the new Chairman of the Board.  This amendment speaks as of the original filing date of the Form 8-K and does not reflect events that may have occurred subsequent to the original filing date.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 13, 2012 a Special Meeting of the Shareholders was held at the Corporate Offices (which attending shareholders represented approximately 79% of the outstanding shares) and the following actions were approved by a unanimous vote of the voting shares.

First, Mr. Andy Z. Fan, born in 1964, was nominated as Director and Chairman of the Board, and he accepted the positions which became effective December 15, 2012. There are no arrangements or understanding between Mr. Andy Z. Fan and any other person pursuant to which he was selected as a Director and Chairman of the Board, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which he will have a direct or indirect material interest.  In addition, there are no family relationships between Mr. Andy Z. Fan and any other director or executive officer of the Company.

Second, our President, Catherine Bradaick, age 45, resigned her position as President and Director effective December 15, 2012, to allow for the appointment of Mr. Yakang Ai as President and Director (see below) and she has no disagreements with the Company or the incoming officers and directors.

Third, Mr. Gary Macleod, age 49, was nominated as Chief Executive Officer and Director, and he accepted the positions which became effective December 15, 2012. There are no arrangements or understanding between Mr. Gary Macleod and any other person pursuant to which he was selected as a Chief Executive Officer and Director, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which he will have a direct or indirect material interest.  In addition, there are no family relationships between Mr. Gary Macleod and any other director or executive officer of the Company.

Fourth, Mr. Michael J. Daniels, age 66, resigned his positions as Secretary, Treasurer, Chief Executive Officer, Director, and Chairman of the Board, effective on December 15, 2012, to allow for the appointments of Mr. Andy Z. Fan as Director and Chairman of the Board and Mr. Gary Macleod as Chief Executive Officer and Director.  Mr. Daniels has no disagreements with the Company or the incoming officers and directors.

Fifth, Mr. Yakang Ai was nominated President and Director and he accepted said nominations effective December 15, 2012. There are no arrangements or understanding between Mr. Yakang Ai and any other person pursuant to which he was selected as a President and Director, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which he will have a direct or indirect material interest.  In addition, there are no family relationships between Mr. Yakang Ai and any other director or executive officer of the Company.

Sixth, Ms. Diane J. Harrison, age 54, was nominated as Secretary, Treasurer and Director and she accepted said nominations effective December 15, 2012. There are no arrangements or understanding between Ms. Diane J. Harrison and any other person pursuant to which she was selected as a Secretary, Treasurer and Director, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which he will have a direct or indirect material interest.  In addition, there are no family relationships between Ms. Diane J. Harrison and any other director or executive officer of the Company.

Background of Mr. Andy Z. Fan:

Mr. Andy Z. Fan is a prominent Chinese-American businessman with outstanding connections with the Chinese government, long standing relationships with Chinese media, and has a strong fan base in China where he has appeared in various forms of media over the past few years. He was once the interpreter for China's Head of State -- Prime Minister Li Peng. Later, he was awarded a full scholarship to study on the graduate level in the U.S., and was introduced to former U.S. President Bill Clinton by the University President and served as Clinton's Chinese interpreter.   Mr. Andy Z. Fan's popular book "Clinton and My Life" has made him an idol to millions of Chinese students, and a well-respected sought-after public speaker.

Mr. Fan is currently President, Director, and Chairman of the Board of AF Ocean Investment Management Company [OTCBB:AFAN].  AF Ocean’s mission is to help Wall Street investors identify and work with respectable and reputable Chinese counterparts and companies and assist Chinese corporations to understand that the only way to benefit from the world’s biggest capital market is through strict and consistent adherence to the rules and regulations that govern companies listed on American stock exchanges.

Mr. Fan is currently President, Director and Chairman of the Board of ChinAmerica Andy Movie Entertainment Media.  The primary focus of the Company will be on the development, production and distribution of documentaries and animated films.  The production of documentaries will be focused on the Chinese government, culture and the history of the People’s Republic of China.

His nine popular books in China, including the No. 1 best seller in China in June 2011, also make him a frequent guest on TV, as well as being followed and interviewed by media everywhere he goes. He has been on numerous magazine covers, including “Chinese Business Leader”, “China Celebrity”, “China Private Capital”, “World Chinese Businessman”, “Discovery”, “Commerce”, “The View”, among others. To millions of fans and their parents across the country, Andy is their hero and a super star. Due to his popularity, he is often invited as the guest of honor and speaker by many prominent organizations, such as being invited to Nobel Laureates Beijing Forum and Forbes China City Investment Forum. In 2009, in celebration of the 60th anniversary of the founding of the People’s Republic of China, Mr. Andy Z. Fan was chosen to be one of “China’s 60 Role Models in 60 Years”, and his portrait was printed on a Chinese Postage Stamp that same year.

Background of Mr. Gary Macleod:

Since November 2008, Mr. Gary Macleod, the Chief Executive Officer and director of AlphaPoint Technology, Inc., has played a key leadership role in translating technical information and new technologies into compelling value propositions to drive customer endorsement and sell-through models for evolving IT Asset Management software solutions.

From August 2005 to January 2008, Mr. Macleod was the Chief Executive Officer and director of Non-Invasive Monitoring Systems, Inc. He was responsible for raising capital to ensure organizational survival, steering product introduction efforts, navigating FDA approval activities, filing comprehensive and required publicly-held organization financial reports, overseeing entire program lifecycle including 510K submission proceedings, identifying market demographics, developing long-term business plans, establishing distributor base, strengthening stakeholder confidence, and restructuring the organization.

Background of Mr. Yakang Ai:

Mr. Yakang Ai is the Founder and Chief Executive Officer of Sichuan Petrochemical Company Limited, a Chengdu, Peoples Republic of China business, which was established in 2009 and which specializes in high-end lubricating oil research and development, production, and sales. Under his leadership, his company won the "China quality credit AAA level demonstration unit", "first Chinese high-end lubricant market the most competitive brand", the first Chinese automobile market reputation list "the best word of mouth Lube" and other awards. Mr. Yakang Ai was named "excellent entrepreneur of China".

Mr. Ai has been awarded the following certifications: China's outstanding entrepreneurs; China top ten influential entrepreneurs; National transportation industry top ten honest entrepreneurs; Vice Chairman of the national transportation Credit Union.

For 10 years prior to founding Sichuan Petrochemical Company Lminted, Mr. Yakang Ai was president and chief executive officer of Tongda Corp., a PRC company that specialized in petrochemical research and development.

Background of Diane J. Harrison:

Ms. Diane J. Harrison, an attorney licensed in Florida and Nevada, is the Chief Financial Officer, Principal Accounting Officer, Legal Counsel, Treasurer, Secretary and Director, of AF Ocean Investment Management Company. She is a securities lawyer in private practice with her solo firm, Harrison Law, P.A.  She has served as a Director of AF Ocean Investment Company [OTCBB:AFAN], formerly known as Dinello Restaurant Ventures, Inc., from July 2010 to the present.  She served as the Chairman and President of Cheetah Consulting, Inc., now known as Vision Industries Corp. [OTCBB:VIIC], from January 2, 2007 to December 15, 2008.  She has remained as securities counsel for Vision Industries Corp.

Prior to her legal career, Ms. Harrison worked for the United States Department of Energy (“USDOE”) and held the highest security clearance available. She worked as an Engineer for Rockwell International Corporation as well as for the United States Department of Energy on the Yucca Mountain project as a Manager on the design of hazardous waste disposal she spent seven (7) years working for the USDOE. She was a systems engineer and the waste package and repository design branch chief for the high-level radioactive waste repository at Yucca Mountain, north of Las Vegas, Nevada.  She has a Bachelor of Science degree in Chemical Engineering. In May 2000, she received her Juris Doctor degree from Stetson University College of Law, St. Petersburg, Florida, graduating with honors and as the Editor-in-Chief of the Stetson Law Review.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon his appointment as Director and Chairman of the Board, Mr. Andy Z. Fan discussed a change is business strategy and business model for the Company due to the current economic conditions.  Due to the downturn of the economy, our sales of Murphy Wallbeds has slowed. As a company, we have an obligation to maintain shareholder value to the best of our ability.

Mr. Andy Z. Fan, Chairman of the Board, requested that the full Board of Directors approve a change in the strategic direction of the company. Mr. Andy Z. Fan stated that to continue to protect and increase shareholder value, it would be to the advantage, welfare and best interests of the shareholders for the Company to consider alternative corporate strategies to generate new business revenue for the Company.  Mr. Fan proposed pursuing business opportunities within the high-end lubricating oil research and development, production and sales.

After thorough discussion, the Shareholders unanimously agreed to the change in the business strategy and mission and to change the name of the Company to reflect said new direction and mission. The new name approved by the Board and the Shareholders will be “Sichuan Leaders Petrochemical Company.”

In addition, in anticipation of increase in investors, the Shareholders unanimously voted to increase the capital stock of the company from 500 million to 5 billion.

Effective December 15, 2012, upon a unanimous vote of the Shareholders attending the December 13, 2012 Shareholder Meeting (which attending shareholders represented 79% of the outstanding shares), the Articles of Incorporation were amended as follows:

Article I amended changing the corporate name as follows:

The corporation shall be named “Sichuan Leaders Petrochemical Company” and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.

Article III amended change the corporate address as follows:

The principal office of the corporation shall be:  6371 Business Boulevard, Suite 200, Sarasota, FL  34240.

Article IV amended to increase the capital stock as follows:

The total authorized capital stock of the corporation shall be five billion (5,000,000,000) shares of common stock with a par value of $.01 per share, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors.  Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof.  Each share of stock shall have voting privileges and will be eligible for dividends.

There shall be one class of preferred blank check stock to be issued solely at the discretion of the Board of Directors.

Article VIII amended adding the name and address of the new directors as follows:

The name and post office address of the Board of Directors are:

Mr. Andy Z. Fan, Chairman of the Board and Director, LG1 HSBC Shanghai IFC, 8 Century Ave., Lujiazui, Purdong Shanghai 200120

Mr. Gary Macleod, Chief Executive Officer and Director, 6371 Business Boulevard, Suite 200, Sarasota, FL  34240

Mr. Yakang Ai, President and Director, Chengdu, Sichuan Tech, Western Tannoy 6 (of Tongda Group)

Diane J Harrison, Secretary, Treasurer and Director, 8955 US Highway 301 N #203, Parrish, FL  34219

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
3.4

Articles of Amendment to Articles of Incorporation

Filed on December 21, 2012 as Exhibit 3.4 to the issuer’s Report on Form 8-K for the events of December 15, 2012 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SICHUAN LEADERS PETROCHEMICAL COMPANY
Dated: January 2, 2013	By:	/s/ Diane J. Harrison
Name: Diane J. Harrison Title: Secretary, Treasurer, and Director